ARTICLES OF INCORPORATION OF

EcoSoil Management Corp.

KNOW ALL MEN BY THESE PRESENTS, that the undersigned has this day formed a corporation for the transaction of business, and the promotion and conduct of the objects and purposes hereinafter stated, under and pursuant to the laws of the State of Nevada.

AND I DO HEREBY CERTIFY THAT:

I

The name of this corporation, hereinafter referred to as "the corporation" is EcoSoil Management Corp.

II

The registered office and resident agent street address of the corporation named herein shall be located within this state at 1555 E. Flamingo Rd., Suite 155, Las Vegas, NV 89119. The name of the resident agent hereof is CHQ Incorporated, with mailing address at P.O. Box 19118, Las Vegas, Nevada 89132.

Office for the transaction of any business of the corporation and where the meetings of the Board of Directors may be held, and where the books of the corporation may be kept, may be established and maintained in any other part of the State of Nevada, or in any other state, territory or possession of the United States of America, the District of Columbia, or in any foreign country.

III

The nature of the business and objects and purposes proposed to be transacted, promoted or carried on by the corporation shall be to engage in any lawful activity subject to expressed limitation if any.

IV

The amount of total authorized capital stock of this corporation is Twenty Five Thousand (25,000), at par value of no par per share, with each share having one (1) vote. Such stock shall be common and may be issued from time to time without any action by the stockholders for such consideration as may be fixed from time to time by the Board of Directors, and shares so issued, the full consideration for which has been paid or delivered, shall be deemed the full paid up stock, and the holder of such shares shall not be liable for any further payment thereof. Said stock shall not be subject to assessment to pay the debts of the corporation, and no paid up stock and no stock issued as fully paid shall ever be assessed or assessable by the corporation.

V

The governing board of the corporation shall be known as styled directors and the number of directors may from time to time be increased or decreased in such manner as shall be provided by the bylaws of the corporation, provided that the number of directors shall not be reduced to less than one (1). The name and post office address of the first board of directors, which shall be one in number is:
Christine Cerisse, 1555 E. Flamingo Road, Suite 155, Las Vegas, NV 89119.

VI

The name and post office address of the incorporator signing these Articles of Incorporation is as follows: Charles E. McDowell, P.O. Box 19118, Las Vegas, Nevada 89132.

VII

The corporation is to have perpetual existence.

VIII

a. The Board of Directors shall have the power and authority to make and alter, or amend the bylaws, to fix the amount in cash or otherwise to be reserved as working capital and to authorize and cause to be executed the mortgages and liens upon the property and franchises of the corporation.

b. The Board of Directors shall, from time to time, determine whether, and to what extent, and at which times and places, and under what conditions and regulations, the accounts and books of this corporation, or any of them, shall be open to the inspection of the stockholders; and no stockholder shall have the right to inspect any account, book or document of the corporation except as conferred by the Statutes of Nevada, or authorized by the Directors of the board or by resolution of the stockholders.

c. No sale, conveyance, transfer, exchange or other disposition of all or substantially all of the property and assets of the corporation shall be made unless approved by written consent of the shareholders entitled to exercise fifty-one percent (51%) of the voting power of the corporation.

d. The stockholders and directors shall have the power to hold their meetings and keep the books, documents and papers of the corporation outside of the State

of Nevada, and at such place as may from time to time be designated by the bylaws or by resolution of the Board of Directors or stockholders, except as otherwise required by the laws of the State of Nevada.

e. The corporation shall indemnify each present and future officer and director of the corporation and each person who serves at the request of the corporation as an officer or director of any other corporation, whether or not such person is also an officer or director of the corporation, against all costs, expenses and liabilities, including the amounts of judgements, amounts paid in compromise settlements and amounts paid for services or counsel and other related expenses, which may be incurred by or imposed on him in connection with any claim, proceeding, suit, action, investigation or inquiry hereafter made, instituted or threatened in which he may be involved as a party or otherwise by reason of any past or future action taken or authorized and approved by him or any omission to act as such officer or director, at the time of the incurring or imposition of such costs, expenses, or liabilities, except such costs, expenses or liabilities as shall relate to matters as to which he shall in such action, suit or proceeding, be finally adjudged to be liable by reason of his negligence or willful misconduct toward the corporation or such other corporation in the performance of his duties as such officer or director. As to whether or not a director or officer was liable by reason of his negligence or willful misconduct toward the corporation or such other corporation in the performance of his duties as such officer or director, in the absence of such final adjudication of the existence of such liability, the Board of Directors and each officer and director may conclusively rely upon an opinion of legal counsel selected by or in the manner designated by the Board of Directors. The foregoing right of indemnification shall not be exclusive of other

rights to which any such officer or director may be entitled as a matter of law or otherwise, and shall inure to the benefit of the heirs, executors, administrators and assigns of each officer and director.

IX

Authority is hereby granted to the holders of shares of this corporation entitled to vote, to change from time to time the authorized number of directors of this corporation by a duly adopted amendment to the bylaws of the corporation.

X

After the formation of this corporation, each shareholder of the corporation shall be entitled to purchase and/or subscribe for the number of shares of the corporation which may hereafter be authorized and issued for money, which bears the same ratio to the number of shares then proposed to be issued as the number of shares then held by him bears to the number of shares subscribed immediately prior to such additional issue.

XI

No shareholder shall transfer, alienate, or in any way dispose of any share of the corporation unless such share shall first have been offered for sale to the corporation. The corporation reserves and shall have the exclusive right and option to purchase such shares at a price equal to the market value thereof within thirty days after such offer. After the expiration of such time, the share holder, if the corporation shall not have exercised its option to purchase, shall be free to transfer, alienate or otherwise dispose of such share without any restriction whatsoever.

The undersigned, being the original incorporator hereinbefore named, for the purpose of forming a corporation to do business both within and without the State of Nevada, and in pursuance of the general corporation laws of the State of Nevada, does make and file this certificate, hereby declaring and certifying that the facts hereinabove stated are true, and accordingly have hereunto set my hand:

C. McDowell — 10-12-00

Charles McDowell — Date

Certificate of Acceptance of Appointment by Resident Agent: I CHQ Incorporated, with registered office at 1555 E. Flamingo Road, Suite 155, Las Vegas, NV 89119, County of Clark, State of Nevada, hereby accept the appointment as Resident Agent for the aforementioned business entity.

C. McDowell — 10-12-00

Signature for CHQ Incorporated — Date